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                                                                EXHIBIT 10.1 (a)






                                PALL CORPORATION


                        SUPPLEMENTARY PROFIT-SHARING PLAN


                    (As amended and restated December 4, 2000
                        effective as of January 1, 1999)






















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                                PALL CORPORATION
                        SUPPLEMENTARY PROFIT-SHARING PLAN

                  This document sets forth the Pall Corporation Supplementary Profit-Sharing Plan, as amended and restated December 4, 2000. The amendments reflected in this document are effective as of January 1, 1999. The Plan was previously amended and restated September 19, 1994, to reflect amendments effective as of August 1, 1993, and further amended and restated February 15, 1995, to reflect amendments made as of January 1, 1995.

                  The rights and entitlement to a benefit under the Plan of any person who terminated employment with any Employer prior to the effective date of a particular amendment to the Plan shall be determined solely under the terms of the Plan as in effect on the date of such termination of employment, without regard to such amendment.


                                    SECTION 1
                                     PURPOSE

                  The purpose of this Plan is to provide participants in the Pall Corporation Profit-Sharing Plan (the "Profit-Sharing Plan") with an employer profit-sharing benefit that is the equivalent of the total Company contribution provided under the Profit-Sharing Plan, with respect to that portion of their annual compensation which may not be taken into account under the Profit-Sharing Plan because of the limitation on compensation contained in section 401(a)(17) of the Internal Revenue Code.

                  The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    SECTION 2
                                   DEFINITIONS

                  When used herein, the following terms shall have the following meanings:

                  Section 2.1 "Account" means the account established for a Participant hereunder.

                  Section 2.2 "Board" means the Board of Directors of the Company.

                  Section 2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  Section 2.4 "Committee" means the Administrative Committee appointed by the Board to administer the Plan.


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                  Section 2.5 "Company" means Pall Corporation, a New York
corporation.

                  Section 2.6 "Compensation" means "Compensation", as defined in the Profit-Sharing Plan for purposes of Section 3.4 of the Profit Sharing Plan.

                  Section 2.7 "Corresponding PSP Plan Year" means, with respect to any Plan Year, the plan year of the Profit-Sharing Plan that corresponds to such Plan Year.

                  Section 2.8 "Corresponding Valuation Period" means, with respect to any Valuation Date, the period of time which starts on the day after the immediately preceding Valuation Date and ends on such Valuation Date.

                  Section 2.9 "Employer" means the Company or any subsidiary of the Company that has adopted the Profit-Sharing Plan.

                  Section 2.10 "Employer Contribution" means "Employer Contribution", as defined in the Profit-Sharing Plan.

                  Section 2.11 "Employer Contribution Account" means the "Employer Contribution Account", as defined in the Profit-Sharing Plan, maintained for a participant under the Profit-Sharing Plan.

                  Section 2.12 "Excess Compensation" means, for any Plan Year, the amount of a Participant's Compensation for the taxable year of the Employer which ends in such Plan Year that is in excess of the limitation on Compensation in effect for such Plan Year under section 401(a)(17) of the Code.

                  It is provided, however, that for the Short Plan Year, "Excess Compensation" shall be the amount of a Participant's Compensation paid to the Participant during such Plan Year in excess of the limitation on Compensation in effect for such Plan Year under section 401(a)(17) of the Code.

                  Section 2.13 "Participant" means any person (i) who, on or after August 1, 1993, is employed by an Employer and is a participant in the Profit-Sharing Plan, and (ii) who has had Excess Compensation for any Plan Year beginning on or after August 1, 1993.

                  Section 2.14 "Plan" means the Pall Corporation Supplementary Profit-Sharing Plan, as set forth herein and as amended from time to time.

                  Section 2.15 "Plan Year" means, after July 31, 1993, the 5-consecutive month period beginning on August 1, 1993 and ending on December 31, 1993 (the "Short Plan Year"), and, thereafter, each calendar year.


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                  Section 2.16 "Profit-Sharing Plan" means the Pall Corporation
Profit-Sharing Plan, as amended from time to time.

                  Section 2.17 "Termination of Service" means the termination of a Participant's employment with all Employers.

                  Section 2.18 "Valuation Date" means (i) for the Short Plan Year, the last business day of October and December of such year and (ii) after December 31, 1993, the last business day of the third, sixth, ninth and twelfth months during a Plan Year.


                                    SECTION 3
                      SUPPLEMENTARY PROFIT-SHARING BENEFIT

                  3.1 The Benefit. As of the last day of each Plan Year beginning on or after August 1, 1993, each Participant's Account shall be credited with an amount equal to (a) the Participant's Excess Compensation for such year, multiplied by (b) a fraction, the numerator of which is the aggregate amount of Employer Contributions allocated to all Employer Contribution Accounts with respect to the Corresponding PSP Plan Year, and the denominator of which is the aggregate amount of Compensation taken into account in making such allocation. For the purpose of the preceding sentence, the aggregate amount of Employer Contributions so allocated shall be determined without regard to any reduction made from the Employer Contributions for amounts described in clause
(b)(3) and on or after January 1, 1999, clause (b)(4) of the second paragraph of
Section 3.4 of the Profit-Sharing Plan.

                  Notwithstanding the foregoing, no amount shall be allocated to the Account of a Participant for the Plan Year in which the Participant's Termination of Service occurs, unless the Participant is entitled to have a portion of the Employer Contributions made to the Profit-Sharing Plan for the Corresponding PSP Plan Year allocated to his or her Profit-Sharing Plan Account for such year.

                                    SECTION 4
                         ACCOUNTS, EARNINGS AND VESTING

                  4.1 Accounts. The Committee shall establish and maintain, or cause to be established and maintained, a separate memorandum Account for each Participant. A Participant's Account shall be adjusted from time to time to reflect the amounts to be credited to such Account under Section 3.1, the amounts to be credited or charged to such Account under Section 4.2, and amounts distributed to the Participant or his or her Beneficiary under Section 5.1.


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                  4.2 Earnings. As of each Valuation Date occurring after August
1, 1993, each Participant's Account shall be credited, or charged, with an amount determined by multiplying (a) the balance of such Account as of the immediately preceding Valuation Date, by (b) the Earnings Adjustment Factor for such Valuation Date. The Earnings Adjustment Factor for any Valuation Date shall be a fraction. The numerator of such fraction shall be the amount of the earnings or losses that would have resulted during the Corresponding Valuation Period for such Valuation Date if, on the first day of such period, an amount equal to the balance of the Participant's Employer Contribution Account as of the immediately preceding Valuation Date had been invested in the Fidelity Asset Manager fund. The denominator of such fraction shall be the balance of the Participant's Employer Contribution Account as of the immediately preceding Valuation Date. If the numerator of the Earnings Adjustment Factor for any Valuation Date is a negative amount, the adjustment to be made to the Participant's Account pursuant to this Section 4.2 as of such Valuation Date shall be a charge to such Account.

                  In the case of any Participant who had a balance to his credit in his Account as of July 31, 1993, such date shall be treated as the Valuation Date immediately preceding the Valuation Date occurring in October of 1993, for purposes of determining the amount to be credited or charged to such Participant's Account under this Section 4.2 as of the October, 1993 Valuation Date.

                  4.3 Vesting. As of any date of reference or upon the occurrence of any event, a Participant shall have a vested interest in the same percentage of his or her Account as the vested percentage the Participant has in his or her Employer Contribution Account on such date or by reason of the occurrence of such event.

                  Notwithstanding any other provision herein to the contrary, if a Participant does not have a 100% vested interest in his or her Account at the time of the Participant's Termination of Service (and does not acquire a 100% vested interest in his or her Account by reason of the circumstances of his or her Termination of Service), the nonvested portion of the Participant's Account shall be forfeited, and shall not be distributed to the Participant pursuant to
Section 5.


                                    SECTION 5
                               PLAN DISTRIBUTIONS

                  5.1 Distributions. A Participant's Account balance shall become distributable to the Participant or his or her Beneficiary, as the case may be, upon the Participant's Termination of Service, for any reason. Distribution shall be made in accordance with the following rules:

                  (a) Commencement of Distributions. Distributions hereunder shall be made as soon as practicable following the Participant's Termination of Service.


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                  (b) Form and Amount of Distributions. Distributions hereunder shall be made in the form of a single lump-sum payment, in an amount equal to the Participant's vested percentage of the balance of his or her Account as of the Valuation Date immediately preceding the date as of which the distribution is to be made.

                  (c) Participant's Death. If the Participant dies prior to his or her Termination of Service, or following his or her Termination Service but prior to the distribution of his or her Account, the Participant's Account shall be distributed to the Participant's Beneficiary. The Participant's "Beneficiary" shall be the person(s) designated by the Participant to receive any amount distributable hereunder by reason of his or her death, as indicated in the last written designation of a Beneficiary filed by such Participant with the Committee prior to such Participant's death. If a Participant has failed to designate a Beneficiary, or if no Beneficiary designated by the Participant survives to receive any amount distributable hereunder upon the Participant's death, the following will be deemed to be such Participant's Beneficiary with priority in the order named: (1) his or her spouse; and (2) his or her estate.

                  (d) Special Rule for Amounts Credited to a Participant's Account After a Distribution. If a distribution is made to or on behalf of any Participant by the Plan pursuant to this Section 5, and if any amount is credited to such Participant's Account after such distribution has been made, then the portion of the amount so credited in which the Participant is vested shall be paid to the Participant, or, if the Participant has died, to his Beneficiary (as determined in subsection (c)), in a single lump-sum payment, within 30 days of the later of (1) the date as of which the amount is so credited, or (2) the date on which the Committee determines that such amount is to be so credited.


                                    SECTION 6
                                SOURCE OF PAYMENT

                  All payments to be made hereunder shall be paid from the general assets of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure such payments. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust of any kind, or as creating in any Participant or Beneficiary any right, title or beneficial ownership interest in or to any assets of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. It is the intention of the Company that the Plan be treated as unfunded for Federal income tax purposes and for purposes of Title I of ERISA. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  Notwithstanding the foregoing, the Company may establish a bookkeeping reserve to reflect its obligations hereunder, or may establish a "grantor" trust, within the meaning of sections 671 through 679 of the Code, to assist it in making the payments provided for hereunder; provided, however, that any bookkeeping reserve, and the assets of any trust, so established shall not be deemed to constitute assets of this Plan, and the assets of any trust so established shall at all times prior to payment to Participants or their beneficiaries remain a part of the general assets of the Company and subject to the claims of the Company's general creditors.


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                                    SECTION 7
                           ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Committee, which shall have full power and authority to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the calculation of the amounts creditable and payable thereunder, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

                  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


                                    SECTION 8
                            AMENDMENT AND TERMINATION

                  The Plan may be amended, suspended or terminated, in whole or in part, by the Board without the consent of any Participant or any other person. The Committee may adopt any amendment that may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not have a material effect on the currently estimated cost to the Company of maintaining the Plan. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant or other person to benefits under the Plan that have accrued prior to the date of such action as determined by the Committee in its sole discretion.



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                                    SECTION 9
                               GENERAL PROVISIONS

                  The following additional provisions shall be applicable with respect to the Plan.

                  9.1 Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Participants, beneficiaries, and their estates. The Plan shall also be binding upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company, but nothing in the Plan shall preclude the Company from merging or consolidating into or with, or transferring all or substantially all of its assets to, another corporation or organization that assumes the Plan and all obligations of the Company hereunder. The Company agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan that it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization or transfer of assets and assumption, the term "Company" shall refer to such other corporation or organization and the Plan shall continue in full force and effect.

                  9.2 No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of any Employer or as affecting the right of any Employer to dismiss any Participant.

                  9.3 Payment of Taxes. The Company shall withhold from all amounts otherwise payable under the Plan all Federal, state, local or other taxes required pursuant to law to be withheld with respect to such payments.

                  9.4 Prohibition Against Alienation of Benefits. The rights or interests of any Participant under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant's creditors or beneficiary.

                  9.5 Governing Law. The Plan shall be governed by the laws of the State of New York from time to time in effect.



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